AMENDMENT NO. 5       Exhibit No. 10(a)
                           TO THE
                   LIZ CLAIBORNE SAVINGS PLAN
       (As Amended and Restated Effective January 1, 1987)


    The Liz Claiborne Savings Plan as amended (the "Plan") is hereby further amended in the following respects, pursuant to the provisions of Section 13.2 thereof, effective as of July 1, 1994, except as otherwise specified:


I.  Section 1.4 is amended in its entirety to read as follows:


    1.4 Appropriate Form. The form prescribed by the Com-mittee or the Recordkeeper for a particular purpose specified in the Plan. Except with respect to a Member's initial authorization to reduce his Compensation pursuant to Section 3.1.1, his designation of Beneficiary, or spousal consent pursuant to Section 16.2.5, such form may consist of electronic or voice communication as specified by the Recordkeeper, in which case the Recordkeeper shall provide the Member a written confirmation of the election made. The Committee and Recordkeeper shall prescribe the conditions for use of the Appropriate Form.


II. Section 1.12 is amended effective January 1, 1994, by restating the second sentence thereof to read as follows:


    For years beginning on or after January 1, 1989, the total amount of a Member's Compensation taken into account under the Plan for any Plan Year shall not exceed two hundred thousand dollars ($200,000) (one hundred fifty thousand dollars ($150,000) on or after January 1,
    1994), as adjusted from time to time in accordance with
    section 401(a)(17) of the Code.


III.Sections 1.29 through 1.39 are renumbered 1.30 through 1.40 and all references are changed accordingly, and a new Section 1.29 is added to read as follows:


    1.29  Recordkeeper.  Effective July 1, 1994, IDS Trust
    Company, or any other entity appointed by the Committee to perform certain aspects of the administration of the Plan in accordance with the terms of the Plan and pursuant to a written agreement entered into by the Company and such entity.


IV. Section 1.36 is amended, effective January 1, 1994, by restating the third sentence thereof to read as follows:


    Effective January 1, 1989, Total Earnings taken into account under the Plan for any Plan Year shall not exceed two hundred thousand dollars ($200,000) (one hundred fifty thousand dollars ($150,000) on or after January 1,
    1994), as adjusted from time to time in accordance with
    section 401(a)(17) of the Code.


V. Section 1.40 is amended by adding three sentences to the end thereof to read as follows:


    Effective July 1, 1994 (or such later date determined by the Committee), each business day. For this purpose, a business day is any day on which the New York Stock Ex-change is open.


VI. Section 2.2.1 is amended by adding the following sentence to the end thereof to read as follows:


    Notwithstanding the foregoing, during the period July 1, 1994 through September 15, 1994, or such other period of time as shall be determined by the Recordkeeper and ap-proved by the Committee, an Eligible Employee may not be-come a Member except as provided under Sections 2.3 or 2.4.


VII.Section 2.4 is amended in its entirety, effective as of January 1, 1987, to read as follows:


    2.4 Reemployment. If a Member or other employee who has terminated employment shall be rehired as an Eligible Employee, he shall be eligible to commence or resume his participation under the Plan on the later of (a) the date of such rehire or (b) the first Entry Date on which he could have become a Member if his prior employment by the Employer or Affiliate had been in a position eligible for participation in the Plan.


VIII.Section 3.1.2 is amended by adding a sentence to the end thereof to read as follows: "Effective July 1, 1994, such amounts shall be credited as soon as administratively practicable after such Valuation Date."


IX. Section 3.1.3 is amended in its entirety to read as follows:

3.1.3 Change in Tax-Saver Contribution Rate. A Member who has a Participation Agreement in effect may increase or decrease the amount of Tax-Saver Contributions thereunder, within the limits specified in Section 3.1.1, effective as of any Entry Date (the first day of any payroll period on and after July 1, 1994), by giving notice on the Appropriate Form at least thir-ty (30) days before such date or within such other period of time as the Committee may prescribe. Notwithstanding the foregoing sentence, during the period July 1, 1994 through September 15, 1994, or such other period of time as shall be determined by the Recordkeeper and approved by the Committee, a Member may not increase or decrease the amount of his Tax-Saver Contributions.


X. Section 3.1.4 is amended by restating the first sentence thereof to read as follows:


    A Member may voluntarily suspend his Participation Agreement effective as of the first day of any month (as of the first day of any payroll period on or after September 15, 1994), or such other date determined by the Committee, by giving notice on the Appropriate Form at least thirty (30) days before such date or within such other period as the Committee may prescribe.


and by restating the third sentence to read as follows:


    An Eligible Employee may reinstate his Participation Agreement as of any Entry Date at least three (3) months after the date on which his Participation Agreement was suspended and, effective July 1, 1994, as of the first day of any payroll period, by giving notice on the Appropriate Form at least thirty (30) days before such Entry Date (or within such other period as the Committee may prescribe).


and by adding one sentence to the end thereof to read as follows:


    Notwithstanding the foregoing provisions of this Section 3.1.4, during the period July 1, 1994 through September 15, 1994, or such other period of time as shall be deter-mined by the Recordkeeper and approved by the Committee, a Member may not voluntarily suspend his Participation Agreement or reinstate such Participation Agreement.


XI. Section 3.2.2 is amended in its entirety to read as follows:


    3.2.2 Payment. Matching Contributions with respect to a calendar quarter (payroll period beginning on or after July 1, 1994) shall be paid to the Trustee during or as soon as reasonably practicable after the end of such period. Such Matching Contributions (and forfeitures allocable in lieu thereof) shall be credited as of the last day of the calendar quarter or such other Valuation Date as the Committee shall direct, for which made to each Member's Matching Contributions Account.

XII.Section 3.10 is amended by adding the phrase, "(10% on or after July 1, 1994)" immediately after "(in increments of 25%, 50%, 75% and 100% thereof)" in the fourth sentence thereof.


XIII.Section 4.2 is amended by adding a sentence after the first sentence thereof to read: "On and after July 1, 1994, such Investment Funds shall include a fund invested in the common stock of the Company."


XIV.Section 4.3 is amended by adding the phrase, "(Valuation Date on or after July 1, 1994)" immediately after "Entry Date" each time it appears thereof; and by adding "prior to July 1, 1994" immediately after "provided, that" in the first sentence thereof; and by adding a new Subsection 4.3.1 thereof to read as follows:


    4.3.1 Automatic Transfer of June 30, 1994 Account Bal-ance. Effective July 1, 1994, all funds invested in the Money Market Fund and the Equity Fund as of June 30, 1994, shall be transferred to such Investment Fund or Funds as the Committee may direct.


XV.Section 4.4 is amended by adding "(in 10% increments on or after July 1, 1994)" immediately after "100% thereof" in the first sentence thereof; and by adding, "(Valuation Date on or after July 1, 1994)" immediately after "Entry Date" in the third sentence thereof; and by replacing "Money Market Fund" in the fourth sentence thereof with, "such Investment Fund as the Committee may direct".


XVI.Section 4.5 is amended by replacing the phrase, "For purposes of the preceding sentence" in the second sentence thereof with "Prior to July 1, 1994"; and by adding the sentence, "On or after July 1, 1994, the "Investment Adjustment" for each such Investment Fund shall be determined using the unit accounting method described under Section 4.8 or such other generally accepted method of accounting as may be approved by the Committee" to the end thereof.


XVII.Section 4.7.2 is amended in its entirety to read as follows:


    4.7.2 Allocation of Matching Contributions and Forfeitures. A Member's Matching Contributions (and for-feitures in lieu thereof) for any calendar quarter (pay-roll period on or after July 1, 1994) shall be credited to his Matching Contributions Account as of the last day of that calendar quarter or as of such other Valuation Date as the Committee may specify.


XVIII.Section 4.12.3 is amended by restating it in its entirety to read as follows:


    4.12.3 Voting and Tendering of Company Stock. A Member shall be allowed to direct the vote of shares of Company stock credited to his Account balances invested in the Company Stock Fund and to direct the disposition of such shares in a tender or exchange offer by filing with the Trustee confidential instructions on a form which will be provided by the Trustee (effective July 1, 1994, by filing with the Company's transfer agent or such individual or entity selected by the Committee (the "Transfer Agent") confidential instructions on a form which will be provided by the Transfer Agent). The Transfer Agent shall tabulate such instructions from the Members and advise the Trustee as to how such shares for which the Transfer Agent has received instructions should be voted, tendered or exchanged. The directing Member, and not the Trustee, or, effective July 1, 1994, the Transfer Agent, shall be the named fiduciary under ERISA in connection with any such direction provided by the Member. Prior to July 1, 1994, shares of Company stock as to which no instructions from the Member are received by the Trustee shall be voted, tendered or exchanged, as the case may be, by the Trustee in its sole discretion taking into account the purposes of the Plan. Effective July 1, 1994, shares of Company stock as to which no in-structions from the Member are received by the Transfer Agent shall be voted by the Trustee in proportion to the instructions received from Members (as tabulated by the Transfer Agent) for shares credited to their Accounts. Effective July 1, 1994, the Trustee shall not tender or exchange shares in a tender or exchange offer for which no instructions are received by the Transfer Agent. The Trustee shall hold the instructions so received in strictest confidence and shall not divulge or release such instructions to any person, including officers or employees of the Company or any affiliates of the Compa-ny. The Committee shall establish such procedures as it deems appropriate to safeguard the confidentiality of any transaction or instruction regarding Company stock held by the Plan and shall monitor compliance with such proce-dures. The Committee may appoint an independent fidu-ciary to carry out activities relating to the exercise by Members of their voting and tender rights hereunder.


XIX.Section 5.4.1 is amended by adding the phrase, "(effective July 1, 1994, as of the earlier of (a) the Entry Date coincident with or next following his Termination of Employment and (b) as soon as administratively practicable after the distribution to the Member pursuant to Section 8.1 is processed by the Recordkeeper)" to the end of the first sentence thereof; and by adding the phrase, "(ef-fective July 1, 1994, or as soon as administratively practicable thereafter)" immediately following "the date of his reemployment" in the third sentence thereof.





XX. Section 7.3.1 is amended by restating the first two sentences thereof to read as follows:


    A withdrawal request under Section 7.2 shall be made by filing the Appropriate Form within such time as the Committee may prescribe. The withdrawal shall be effec-tive as of the first day of the calendar quarter which begins after the Appropriate Form is filed (on or after July 1, 1994, as of the Valuation Date on which the Recordkeeper processes the withdrawal).


XXI.Section 7.3.3 is amended by adding a sentence to the end thereof to read as follows:


    Notwithstanding the preceding provisions of this Section 7.3, during the period July 1, 1994 through September 15, 1994, or such other period of time as shall be determined by the Recordkeeper and approved by the Committee, no withdrawals shall be made from a Member's Accounts.


XXII.Section 8.2 is amended by adding the phrase, "(effective July 1, 1994, as of the Valuation Date immediately prior to the date the Recordkeeper processes the distribution)" to the end thereof.


XXIII.Section 9.1 is amended by adding "(effective July 1, 1994, as of any Valuation Date") after" the end of any calendar quarter" in part (b) of Option II; and by adding the following sentence to the end thereof to read as follows:


    Notwithstanding the foregoing provisions of this Section 9.1, no distributions shall be made during the period July 1, 1994 through September 15, 1994, or such other period of time as shall be determined by the Record-keeper and approved by the Committee.


and by adding "annual" immediately before "installments" in Option
III thereof.


XXIV.Section 9.11.2 is amended by adding the following sentence to the end thereof to read as follows:


    Notwithstanding the foregoing provisions of this Section 9.11.2, during the period July 1, 1994 through September 15, 1994, or such other period of time as shall be deter-mined by the Recordkeeper and approved by the Committee, the Plan shall not make any distributions pursuant to a qualified domestic relations order.


XXV.Section 12.8.1 is amended by restating it in its entirety to read as follows:


    12.8.1 Named Fiduciaries. The named fiduciaries under the Plan shall be (a) the Administrative Committee, which shall have authority to control and manage the operation and administration of the Plan, except with respect to those matters under which the Plan or the Trust Agreement are the responsibility, or subject to the authority, of the Investment Committee, and (b) the Investment Committee, which shall be the named fiduciary with re-spect to control or management of the assets of the Plan to the extent such control is not exercised by a Member and (c) a Member to the extent such Member has directed the investment of his Accounts pursuant to Sections 4.3,
    4.4 and 4.12.3.


XXVI.Article 12 is amended by adding a new Section 12.14 thereof to read as follows:


    12.14 Recordkeeper. The Committee may appoint a recordkeeper to perform such administrative functions as the Committee may determine from time to time, including the processing of loans, withdrawals and distributions, Member changes in the amount of Tax-Saver Contributions, and Member changes of investment funds, under the terms of the Plan.


XXVII.Section 16.1 is amended by restating the first five sentences in their entirety thereof to read as follows:


    Upon the application of a Member who is a "party in interest" with respect to the Plan (within the meaning of Section 3(14) of ERISA), the Committee or its delegate (the "Loan Administrator", or, effective July 1, 1994, the Recordkeeper), shall instruct the Trustee to make a loan to such Member from his Accounts provided that such loan meets the requirements of Section 16.2. Prior to July 1, 1994, a Member shall not be permitted to obtain a loan more than once within a twelve month period. A Member shall not have more than one loan outstanding at any time (three loans on or after July 1, 1994). The loan request, which shall specify the use to be made of the loan proceeds, shall be made on the Appropriate Form to the Loan Administrator (the Recordkeeper on or after July 1, 1994). The Loan Administrator (Recordkeeper on or after July 1, 1994) shall notify such Member in writing within a reasonable period of time of the approval or denial under the terms of the Plan of such loan request, and such notification shall be final.


XXVIII.Section 16.2.1 is amended by adding the phrase, "prior to July 1, 1994", immediately prior to "increments" in the first sen-tence thereof.


XXIX.Section 16.2.4 is amended by adding the phrase, "or, effective July 1, 1994, such other Valuation Date as the Committee may direct" to the end of the last sentence thereof.


XXX.Section 16.2.5 is amended by adding the phrase, "(or the Re-cordkeeper on or after July 1, 1994)" after "Loan Administrator" in the first sentence thereof.


XXXI.Section 16.3 is amended by restating it in its entirety to read as follows:


    16.3 Valuation. The value of that portion of a Member's Accounts to be borrowed pursuant to Section 16.2 shall be determined as of the Valuation Date immediately prior to the date on which the loan request is received by the Loan Administrator (or, if the Loan Administrator shall so direct, any other Valuation Date prior to the distribution of funds) (effective July 1, 1994, as of the Valuation Date immediately prior to the date the loan distribution is processed by the Recordkeeper).


XXXII.Section 16.5 is amended by adding the phrase, "(Recordkeeper on or after July 1, 1994)" to the end thereof.




XXXIII.Section 16.6 is amended by restating the last sentence thereof to read as follows:


    If a Member shall fail to give timely and complete instructions as to the allocation among Investment Funds, the payment of principal and interest shall be invested in the Money Market Fund (effective July 1, 1994, in such Investment Fund or Funds as the Committee may direct).


XXXIV.Section 16.7 is amended by adding the phrase, "(or the Recordkeeper on or after July 1, 1994)" immediately after "Loan
Administrator" in the first sentence thereof.


XXXV.Section 16.10 is amended by adding the phrase, "(Recordkeeper on or after July 1, 1994)" immediately after "Loan Administrator" in the first sentence thereof.


XXXVI.Section 16.11 is amended by adding the phrase, "Prior to July 1, 1994," to the beginning thereof.


IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, the 30th day of June, 1994.
                               LIZ CLAIBORNE INC.



                         By: /s/ Jerome A. Chazen
                        Title: Chairman

ATTEST:


/s/ Roberta S. Karp